Exhibit 3.6(b)
CODE OF REGULATIONS
OF
MEDCENTER MANAGEMENT SERVICES, INC.
ARTICLE I
Meetings of Shareholders
     1.01 Annual Meeting. The annual meeting of the shareholders, for the purpose of electing directors and transacting such other business as may come before the meeting, shall be held on such date and at such time as the board of directors may, but are not required to, fix from year to year. If for any reason the election of directors is not held at the annual meeting or any adjournment thereof, the board of directors may cause the election to be held at a special shareholders’ meeting.
     1.02 Special Meetings. A special meeting of the shareholders may be called by the chairman of the board, if any, or by the president, or by a majority of the directors acting with or without a meeting, or by the holders of record of thirty-three percent of all the shares outstanding at the time of the calling of such shareholders’ meeting and then entitled to be voted at such meeting. Upon delivery in person or by registered mail to the president or secretary of a written request for a shareholders’ meeting (which request shall specify the purposes of such meeting) by any persons entitled to call such a meeting, it shall be the duty of the officer to whom the request is delivered to give to the shareholders entitled thereto notice of a meeting to be held not less than seven nor more than 65 days after delivery of such request, as such officer shall fix. If, upon such a request, such officer does not within ten days call the meeting, the persons making such request may call it by giving notice as provided in Section 1.04, or by causing it to be given by any designated representative.
     1.03 Place of Meetings. All shareholders’ meetings shall be held at such place or places, within or without the State of Ohio, as may from time to time be fixed by the board of directors, or if not so fixed, then as shall be specified in the respective notices or waivers of notices thereof.
     1.04 Notices of Meetings. Except as otherwise expressly required by law, notice of each shareholders’ meeting, whether annual or special, shall be given not more than 60 days and not less than seven days before the date specified for the meeting by the president or secretary, or, in case of their refusal or failure to do so, by the person or persons entitled to call such meeting, to each shareholder entitled to notice of the meeting, by delivering a written notice thereof to him personally or by posting it in a postage-prepaid envelope addressed to him at his address as it appears on the records of the company, or, if he shall not have furnished his address to the company, then at his most recent post-office address known to the sender. Except when expressly required by law, no publication of any notice of a shareholders’ meeting shall be required. If shares are transferred after notice has been given, notice need not be given to the transferee. A record date may be fixed for determining the shareholders entitled to notice of any meeting of shareholders in accordance with the provisions of Section 1.12. Every notice of a shareholders’ meeting, besides stating the time and place of the meeting, shall state briefly the purposes thereof as may be specified by the person or persons requesting or calling the meeting. Notice of the adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.
     1.05 Waiver of Notice. Any shareholder, either before or after any meeting, may waive in writing any notice thereof required by law, the articles, or these regulations. Such written waivers shall be filed with or entered upon the records of the meeting. Notice of a meeting shall be deemed to be waived by any shareholder who attends such meeting either in person or by proxy and who does not, before or at the commencement of the meeting, protest the lack of proper notice.
     1.06 Quorum and Vote Requirement. At any shareholders’ meeting, the holders of shares entitling them to exercise a majority of the voting power of the company, present in person or by proxy and entitled to vote thereat, shall constitute a quorum for the transaction of business, unless a different number is required by law, the articles, or these regulations. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting power of the shareholders present in person or by proxy and entitled to vote or, in the absence of all of the shareholders, any officer entitled to preside or act as secretary of the meeting, may adjourn the meeting from time to time. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.
     Except where the Ohio General Corporation Law or other applicable law, or the articles, or other provisions of these regulations designate or require a different proportion of the voting power of the company with respect to any matter to be acted upon by shareholders, the holders of a majority of the shares present in person or by proxy and entitled to vote at any shareholders’ meeting at which a quorum is present may authorize or take action with respect to each matter properly submitted to the shareholders at such meeting.
     1.07 Organization. At each shareholders’ meeting the chairman of the meeting shall be; the chairman of the board, if any, and if he be so directed by the board of directors; or, in his absence or if he is not so directed, the president; or, in the absence of the foregoing, a chairman chosen by a majority in voting power of the shareholders present in person or by proxy and entitled to vote thereat. The secretary of the company, or, in his absence, any assistant secretary, or, in the absence of all of them, any person whom the chairman of the meeting appoints for such meeting, shall act as secretary of each shareholders’ meeting.
     1.08 Order of Business. The order of business at each shareholders’ meeting shall be as determined by the chairman of the meeting, except that the order of business at any meeting may be changed by the vote of a majority in voting power of those shareholders present in person or by proxy and entitled to vote thereat. Unless otherwise fixed by the chairman or the shareholders as provided above, the order of business at each such shareholders’ meeting shall be as follows:

1.	Roll call;

2.	Appointment of inspectors of election, if not appointed in advance by the board of directors and if desired by the chairman or requested by any shareholder present in person or by proxy;

3.	Proof of notice of meeting or waiver thereof;
     A QUORUM BEING PRESENT:
4.	Reading of minutes of preceding meeting, unless dispensed with by the vote of a majority in voting power of those shareholders present in person or by proxy and entitled to vote thereat;

5.	Report of board of directors, if any;

6.	Reports of officers, if any;

7.	Reports of committees, if any;

8.	Election of directors, if any;

9.	Unfinished business, if any; and

10.	New business, if any.
     1.09 Voting. Each holder of shares of a class is entitled to one vote in person or by proxy for each such share registered in his name on the records of the company. As provided in Section 1.12, a record date for determining shareholders entitled to vote at any meeting may be fixed. Shares of its own stock shall not be voted directly or indirectly by the company. Persons holding voting shares in a fiduciary capacity shall be entitled to vote the shares so held. A shareholder whose voting shares are pledged shall be entitled to vote the shares standing in his name on the records of the company. Any shareholder present in person or by proxy at any meeting and entitled to vote thereat may require that a share vote be taken upon any question or matter to be voted upon by the shareholders, and may further require that such share vote be taken by written ballot. When any vote is taken by written ballot, each ballot shall be signed by the shareholder voting, or by his proxy if there be such proxy, and shall state the number of shares voted. Otherwise, share votes shall be made orally.
     1.10 Proxies. Each shareholder who is entitled to attend a meeting of shareholders, to vote thereat, or to execute consents, waivers or releases, may be represented at such meeting, vote thereat, execute and deliver such consents, waivers or releases, and exercise any of his other rights as a shareholder, by proxy or proxies appointed by a writing signed by such shareholder, which need not be sealed, witnessed, or acknowledged. Except as herein otherwise specifically provided, actions taken by proxy or proxies shall be governed by the provisions of the Ohio General Corporation Law.
     1.11 Inspectors of Elections. Inspectors of elections may be appointed and act as provided in the Ohio General Corporation Law.
     1.12 Record Date.
     (a) The Board of Directors may, by resolution, fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of shareholders or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or to any such allotment or rights, or to exercise the rights in respect to any such change, conversion or exchange.
     (b) Only such shareholders of record on the date so Fixed shall be entitled to receive notice of, and to vote at such meeting, or to receive payment of such dividend or to receive such allotment or rights or to exercise such rights, as the case may be, notwithstanding any transfer of any share on the books of the Corporation after such record date.
     1.13 List of Shareholders at Meetings. Upon request of any shareholder at any meeting of shareholders, there shall be produced at such meeting an alphabetically arranged list, or classified lists, of the shareholders of record as of the applicable record date, who are entitled to vote at such meeting, showing their respective addresses and the number and classes of shares held by each.
     1.14 Action in Writing in Lieu of Meeting. Any action which may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by a writing or writings signed by each of the holders of shares who would be entitled to notice of a meeting called for the purpose of taking such action, or such lesser proportion of shareholders that may now or hereafter be permitted by the Ohio General Corporation Law, the articles or these regulations.
[End of Article I]

ARTICLE II
Board of Directors
     2.01 General Powers. The powers of the company shall be exercised, its business and affairs shall be conducted, and its property shall be controlled by the board of directors, except as may otherwise be provided by applicable law, the articles, or these regulations.
     2.02 Number.
     (a) The Board of Directors shall consist of not less than three (3) nor more than fifteen (15) directors, except that if all outstanding shares of all classes of capital stock of the Corporation are held of record by less than three (3) persons, the number of directors may be less than three (3) but not less than the number of shareholders of record.
     (b) Without amendment of this Code of Regulations, the number of directors, subject to the foregoing limitations, may be fixed or changed by resolution adopted by the shareholders of any meeting.
     (c) No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his or her term of office.
     2.03 Compensation and Expenses. The directors shall be entitled to such compensation, if any, as the board of directors may from time to time determine and establish. No director shall be precluded from serving the company as an officer or in any other capacity, or from receiving compensation therefor. Directors may be reimbursed for their reasonable expenses incurred in the performance of their duties, including the expense of traveling to and from meetings of the board, if such reimbursement is authorized by a majority of them.
     2.04 Election. At each meeting of the shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes shall be deemed elected the directors. Any shareholder may cumulate his votes at an election of directors upon fulfillment of the conditions prescribed in the Ohio General Corporation Law.
     2.05 Term of Office. Unless he earlier resigns, is removed as hereinafter provided, dies, or is adjudged mentally incompetent, each director shall hold office until the sine die adjournment of the annual meeting of shareholders next succeeding his election, or the taking by the shareholders of action in writing in lieu of such meeting, or, if the election of directors shall not be held at the annual meeting or any adjournment thereof, until the sine die adjournment of the special meeting of the shareholders for the election of directors held thereafter as action in writing in lieu of such a meeting, and until his successor is elected and qualified.

     2.06 Removal.
     (a) Any director may be removed, with or without cause, at any time by the affirmative vote of a majority of the outstanding shares then held of record by the shareholders of the Corporation entitled to vote at a special meeting of the shareholders called for that purpose.
     (b) Any vacancy in the Board of Directors caused by any removal may be filled by the shareholders at the same meeting.
     2.07 Vacancies. A vacancy in the board of directors may be filled by a majority vote of the remaining directors until the shareholders hold an election to fill the vacancy. Shareholders entitled to elect directors may elect a director to fill any vacancy in the board (whether or not the vacancy has previously been temporarily filled by the remaining directors) at any shareholders’ meeting called for that purpose.
     2.08 Action in Writing in Lieu of Meeting. Any action which may be taken by the board of directors, or any committee of directors, at any meeting thereof may be taken without a meeting if authorized by a writing or writings signed by each of the directors, or by each member of such committee, as the case may be.
     2.09 Resignations. Any director may resign by giving written notice to the chairman of the board, if any, to the president, or to the secretary of the company. Such resignation shall take effect upon receipt of such notice, or at any other time specified therein. Unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.
     2.10 Quorum, Vote Requirement, and Manner of Acting. A majority of the directors serving as such as of the time of any meeting of directors (even though, because of one or more vacancies, less than a majority of the total number of directors fixed under Section 2.02) must be present in person at such meeting in order to constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors. In the absence of a quorum, a majority of those present may adjourn a meeting from time to time until a quorum is obtained. Notice of an adjourned meeting need not be given. The directors shall act only as a board. Individual directors shall have no power as such.
     2.11 Executive and Other Committees. The board of directors may create and from time to time abolish or reconstitute an executive committee and any other committee or committees of directors each to consist of not less than three directors, and may delegate to any such committee or committees any or all of the authority of the directors, however conferred, other than that of adopting directors’ bylaws under Section 2.12 and that of filling vacancies in the board of directors or in any committee of directors. Each such committee shall serve at the pleasure of the directors, shall act only in the intervals between meetings of the board of directors, and shall be subject to the control and direction of the board of directors. The directors may adopt or authorize the committees to adopt provisions with respect to the government of any such committee or committees which are not inconsistent with applicable law, the articles, these regulations, or any directors’ bylaws. An act or authorization of an act by any such committee within the authority properly delegated to it by the directors shall be as effective for all purposes as the act or authorization of the full board of directors. Except as otherwise expressly provided in these regulations, each right, power, or authority conferred in these regulations to the “directors” or to the “board of directors” or to the “board” shall also be deemed conferred to each committee or committees to which any such right, power, or authority is delegated (expressly or by necessary implication) by the board of directors.
     2.12 Directors’ Bylaws. For purposes of their own government the directors, by vote of a majority of all directors then serving as such, may adopt, revoke and from time to time amend directors’ bylaws not inconsistent with applicable law, the articles, or these regulations. Without limiting the generality of the foregoing, the directors’ bylaws may contain provisions with respect to the frequency, organization, place, time, notice, adjournment, and order of business of meetings of the board of directors or committees of directors, and the establishment, membership, authority, and duties of committees of directors.
     2.13 Organization of Meetings. At each meeting of the board of directors, the chairman of the board, if any, or, in his absence, the president, or, in his absence, a chairman chosen by a majority of the directors present, shall act as chairman. The secretary of the company, or, if the secretary shall not be present, any person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting.
     2.14 Place of Meetings. The meetings of the board of directors shall be held at such place or places, within or without the State of Ohio, as may from time to time be fixed by the board of directors, or as shall be specified or fixed in the respective notices or waivers of notice thereof. Unless the articles otherwise provide, meetings of the board of directors may be held through any communications equipment if all persons participating can hear each other, and participation by a director in such meeting shall constitute his attendance at such meeting.
     2.15 Regular Meetings. Regular meetings of the board of directors will not be held unless the board of directors otherwise determines.
     2.16 Special Meetings. Special meetings of the board of directors shall be held whenever called by the chairman of the board, if any, the president, or by any two directors.
     2.17 Notices of Meetings. Every director shall furnish the secretary of the company with an address at which notices of meetings and all other corporate notices may be served on or mailed to him. Unless waived before, at, or after the meeting as hereinafter provided, notice of each board meeting shall be given by the president, the secretary, an assistant secretary, or the persons calling such meeting to each director in any of the following ways:
(1)	By orally informing him of the meeting in person or by telephone not later than 48 hours before the time of the meeting,

(2)	By personal delivery to him not later than 48 hours before the time of the meeting of written notice thereof.

(3)	By mailing written notice to him, or by sending notice to him by telegram, cablegram, radiogram or other form of communication of written messages, postage or other costs prepaid, addressed to him at the address furnished by him to the secretary of the company, or to such other address as the person sending the notice shall know to be correct. Such notice shall be posted or dispatched a sufficient length of time before the meeting so that, in the ordinary course of the mails or other form of communication used, delivery thereof would normally be made to him not later than 48 hours before the time of the meeting.
     Unless otherwise required by the Ohio General Corporation Law, the articles, or these regulations (e.g. Section 3.03 with respect to certain elections of officers), the notice of any meeting need not specify the purpose or purposes thereof. Notice of any meeting of the board of directors may be waived by any director, either before, at, or after the meeting, in writing, or by telegram, cablegram, radiogram or other form of communication of written messages. The attendance of any director at any meeting of the board of directors without protesting, prior to or at the commencement of the meeting, the lack of proper notice thereof shall constitute a waiver by him of notice of such meeting.
     2.18 Notice of Adjournment of Meeting. Notice of adjournment of a meeting need not be given if the time and place to which it is adjourned are fixed and announced at such meeting.
     2.19 Order of Business. The order of business at meetings of the board of directors shall be such as the chairman may prescribe or follow, subject, however, to his being overruled with respect thereto by a majority of the members of the board of directors present.
[End of Article II]

ARTICLE III
Officers
     3.01 Number and Title. The officers of the company shall be a president, a treasurer, and a secretary. There may, in addition, be a chairman of the board, at any time during which the board of directors shall see fit to cause such office to be filled. There shall be such one or more vice presidents, assistant treasurers and assistant secretaries, if any, as the board of directors may from time to time determine and elect to office. If there is more than one vice president, the board may, in its discretion, establish designations for the vice presidencies so as to distinguish among them as to either or both their functions or their order, if any, of succession to the duties and authority of the president and other vice presidents. Any person may hold two or more offices and perform the duties thereof, except that no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law, the articles, these regulations, or any directors’ bylaws to be executed, acknowledged, or verified by two or more officers.
     3.02 Additional Officers, Agents, Etc. In addition to the officers specified in Section 3.01, the company shall have such other officers, agents, and committees as the board of directors may deem advisable and may elect, each of whom or each member of which shall hold office for such period, have such authority, and perform such duties as may be provided in these regulations or as may, from time to time, be determined by the board of directors. The board of directors may delegate to any officer or committee the power to appoint any subordinate officers, agents, or committees. In the absence of any officer, or for any other reason the board of directors may deem appropriate, the board of directors may delegate, for such time as the board of directors shall determine, the powers and duties, or any of them, of such officer to any other officer or officers, or to any director or directors.
     3.03 Election, Terms of Office, Qualifications and Compensation. The officers shall be elected by the board of directors. Each shall be elected for an indeterminate term and shall hold office during the pleasure of the board of directors. The board of directors may hold annual elections of officers. At any time after one year following an election of a full slate of officers, an election of officers shall be held within 30 days after delivery to the president or the secretary of a written request for such election by any director. The notice of the meeting held in response to such request shall specify that an election of officers is one of the purposes thereof. The chairman of the board, if any, shall be a director of the company; the qualifications, if any, of all other officers shall be such as the board of directors may establish. An officer shall be entitled to such salary or other compensation, if any, for his services as such as the directors, or a duly authorized officer or committee of officers, may authorize from time to time, subject to the terms and conditions relating to the compensation of any particular officer contained in any express contract of employment then in effect between such officer and the company.

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     3.04 Removal. Any officer may be removed, either with or without cause, at any time, by the board of directors. Any officer appointed by an officer or committee to which the board of directors shall have delegated the power of appointment may be removed, either with or without cause, by the committee or superior officer (including successors) who made the appointment, or by any committee or officer upon whom such power of removal may be conferred by the board of directors.
     3.05 Resignations. Any officer may resign at any time by giving written notice to the board of directors, the president, or the secretary. Any such resignation shall take effect at the time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
     3.06 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise shall be filled in the manner prescribed for regular appointments or elections to such office.
     3.07 Powers, Authority and Duties. Officers of the company shall have the powers and authority conferred and the duties prescribed by law, in addition to those specified or provided for in the other sections of this Article. Such powers, authority and duties of any officer shall be subject to the limitations, modifications, definitions, conditions, or other terms, if any, contained in any express contract of employment between such officer and the company, whether entered into or amended prior to, concurrently with, or after the adoption of these regulations.
     3.08 The Chairman of the Board. The chairman of the board, if and when there be an incumbent of the office and if he be so directed by the board of directors, shall preside at all meetings of the shareholders and of the directors at which he is present. He shall have such other duties and authority as may be assigned or delegated to him from time to time by the board of directors. He shall from time to time report to the board of directors all matters within his knowledge which the interest of the company may require to be brought to the notice of the board of directors.
     3.09 The President. If and while there is no incumbent of the office of chairman of the board, and during the absence or disability of the chairman of the board, the president shall have the duties and authority specified in Section 3.08. Subject to the control of the board of directors and unless as otherwise determined by the board of directors, the president shall be the chief executive officer of the company, shall superintend and manage the business of the company and shall coordinate and supervise the work of its other officers. Either personally or through other officers or employees of the company, he shall employ, direct, fix the compensation of, discipline, and discharge its personnel; employ agents, professional advisers and consultants; and perform all functions of a general manager of the company’s business. He may execute and deliver in the name of the company all deeds, mortgages, bonds, contracts, and other instruments either when specially authorized by the board of directors or when required or deemed necessary or advisable by him in the ordinary conduct of the company’s normal business, except in cases where the execution thereof shall be expressly delegated by these regulations or by the board of

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directors to some other officer or agent of the company or shall be required by law or otherwise to be executed by some other officer or agent. He may cause the seal of the company, if any, to be fixed to any instrument. He shall, in general, perform all duties and have all authority incident to the office of the president and such other duties as from time to time may be assigned to him by the board of directors.
     3.10 The Vice Presidents. The vice presidents, if any, shall perform such duties as may be assigned to them, individually or collectively, by the board of directors or by the president. In the absence or disability of the president, one or more of the vice presidents may perform such duties of the president as the president or the board of directors may designate.
     3.11 The Treasurer. If required by the board of directors, the treasurer shall give bond for the faithful discharge of his duties in such penal sum and with such sureties as the board of directors shall determine. He shall:
     (a) Have charge and custody of, and be responsible for, all funds, securities, notes, contracts, deeds, documents, and all other indicia of title in the company and valuable effects of the company; receive and give receipts for moneys payable to the company from any sources whatsoever; deposit all moneys in the name of the company in such banks, trust companies, or other depositories as shall be selected by or pursuant to the direction of the board of directors; cause such funds to be disbursed by checks or drafts on the authorized depositories of me company, signed as the board of directors may require; and be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all moneys disbursed;
     (b) Have the right to require from time to time reports or statements giving such information as he may desire with respect to any and all financial transactions of the company from the officers, employees, or agents transacting the same;
     (c) Keep or cause to be kept, at the principal office or such other office or offices of the company as the board of directors shall from time to time designate, correct records of the moneys, business, and transactions of the company, and exhibit those records to any director of the company upon application at such office;
     (d) Render to the board of directors or the chairman of the board or the president whenever requested an account of the financial condition of the company and of all his transactions as treasurer and, as soon as practicable after the close of each fiscal year, make and submit to the board of directors a like report for such fiscal year;
     (e) Lay before each annual meeting of the shareholders, or the meeting held in lieu thereof, the financial statement required by the Ohio General Corporation Law, and furnish copies of such statement to shareholders as required by said statute;

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     (f) Cause the books, reports, statements, certificates, and all other documents and records required by law to be properly kept and filed; and
     (g) In general, perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the board of directors or the president or any vice president.
     3.12 The Assistant Treasurers. The assistant treasurers, if any, shall perform such duties as from time to time may be assigned to them, individually or collectively, by the board of directors, by the president, by any vice president, or by the treasurer. In the absence or disability of the treasurer, one or more of the assistant treasurers may perform such duties of the treasurer as the treasurer, the president, or the board of directors may designate.
     3.13 The Secretary. The secretary shall:
     (a) Keep the minutes of all meetings of the shareholders and of the board of directors in one or more books provided for that purpose;
     (b) Cause all notices to the shareholders and the directors of the company to be duly given in accordance with these regulations and the Ohio General Corporation Law;
     (c) Be custodian of the corporate records and of the seal of the company, if any;
     (d) Have charge, directly or through such transfer agent or agents and registrar or registrars as the board of directors may appoint, of the issue, transfer, and registration of certificates for shares of the company and of the records thereof, such records to be kept in such manner as to show at any time the number and class of shares in the company issued and outstanding, the names and addresses of the holders of record thereof, the numbers and classes of shares held by each, and the date when each share certificate was issued;
     (e) Exhibit at all reasonable times to any director the aforesaid records of the issue, transfer, and registration of such certificates, upon application at the place where those records are kept;
     (f) Have available at each shareholders’ meeting the list or lists required by Section 1.13, above, certified by the officer or agent in charge of the transfer of shares;
     (g) Sign (or cause the treasurer or other proper officer of the company thereunto authorized by the board of directors to sign), with the chairman of the board or the president or a vice president, certificates for shares of the company; and

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     (h) In general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the board of directors or the president or any vice president.
     3.14 The Assistant Secretaries. The assistant secretaries, if any, shall perform such duties as from time to time may be assigned to them, individually or collectively, by the board of directors, by the president, any vice president, or by the secretary. In the absence or disability of the secretary, one or more of the assistant secretaries may perform such duties of the secretary as the secretary, the president, or the board of directors may designate.
[End of Article III]

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ARTICLE IV
Certain Transactions with Directors and Officers
     A director or officer of the company shall not be disqualified by his office from dealing with the company as a vendor, purchaser, employee, agent, or otherwise, and no contract or transaction shall be void or voidable or in any way affected with respect to the company for the reason that it is between the company and one or more of its directors or officers, or between the company and any other corporation, trust, partnership or other organization in which one or more of its directors have a financial or personal interest, or for the reason that one or more interested directors or officers participate in or vote at the meeting of directors or a committee thereof which authorizes such contract or transaction, if in any such case (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or known to the directors or a committee thereof and the directors or a committee thereof, in good faith reasonably justified by such facts, authorize or ratify the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum, or (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved or ratified at a meeting of the shareholders held for such purpose by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the company held by persons not interested in the contract or transaction, or (c) the contract or transaction is fair as to the company as of the time it is authorized or approved or ratified by the directors, or a committee thereof, or by the shareholders. Without limiting or qualifying the foregoing, if in any judicial or other inquiry, suit, cause, or proceeding, the question of whether a director or officer of the company or the company acting through its directors has acted in good faith is material, then notwithstanding any statute or rule of law or of equity to the contrary (if any there be), his or its good faith shall be presumed, in the absence of proof to the contrary by clear and convincing evidence.
     For purposes of the preceding paragraph, common or interested directors may be counted in determining the presence of a quorum at a meeting of the directors or committee thereof which authorizes or ratifies the contract or transaction.
[End of Article IV]

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ARTICLE V
Indemnification of Certain Persons
     5.01 Actions Not by the Company. The company shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the company, by reason of the fact that he is or was a director or officer of the company or is or was serving at the request of the company as a director, officer, partner, or trustee of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise, against expenses, including attorneys fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was lawful. Nothing in this Section 5.01 shall obligate the company to indemnify hereunder, or prevent the company in its discretion from so indemnifying, any person by reason of the fact that he is or was an employee or agent of the company or is or was serving at the request of the company as an employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise.
     5.02 Actions by the Company. The company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the company,or is or was serving at the request of the company as a director, officer, partner, or trustee of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the company unless, and only to the extent that, the court of common pleas, or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common please or such other court shall deem proper. Nothing in this Section 5.02 shall obligate the company to indemnify hereunder, prevent the company in its discretion from so indemnifying, any person by reason of the fact that he is or was an employee or agent of the company or is or was serving at the request of the company as an employee or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust or other enterprise.
     5.03 Indemnification for Expenses. To the extent that a person indemnified by right or at the option of the company under Section 5.01 or 5.02 has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in said sections, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection therewith.
     5.04 Determination of Indemnification. Any indemnification under Section 5.01 and Section 5.02, unless ordered by a court, shall be made by the company only as authorized in the specific case upon a determination that indemnification of the indemnified person is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 5.01 and Section 5.02. Such determination shall be made (a) by a majority vote of a quorum consisting of directors of the company who were not and are not parties to or threatened with any such action, suite, or proceeding, or (b) if such quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel, other than an attorney or a firm having associated with it an attorney who has been retained by or who has performed services for the company or any person to be indemnified, within the past five years, or (c) by the shareholders, or (d) by the court of common pleas or the court in which such action, suit, or proceeding was brought. Any determination made by the disinterested directors under clause (a) or by independent legal counsel under clause (b) of this Section 5.04 shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the company under Section 5.02, and within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.
     5.05 Advances of Expenses. Expenses, including attorneys’ fees, incurred in defending any action, suit, or proceeding referred to in Section 5.01 and Section 5.02 may be paid by the company in advance of the final disposition of such action, suit, or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the company as authorized in this Article. No shareholder shall have the right to question expenses paid pursuant to this Section 5.05 so long as the board of directors has authorized such payment and the aforementioned undertaking has been received by the company; provided that the restriction contained in this sentence shall not be construed to restrict a shareholder’s right to question the reasonableness of the ultimate determination of indemnification as provided in Section 5.04.
     5.06 Indemnification Not Exclusive. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles, or any agreement, vote of shareholders or disinterested directors, statute (as now existing or as hereafter enacted or amended), or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to serve as a director, officer, partner, trustee, or in any other indemnified capacity and shall inure to the benefit of the heirs, executors, and administrators of such a person.
     5.07 Insurance. The company may purchase and maintain insurance on behalf of any person who is or was a director, officer, trustee, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, partner, trustee, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the company has the obligation or power to indemnify him against such liability under this Article.
     5.08 Definitions. As used in this Article, references to “company” include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director or officer of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, partner, trustee, or in any other indemnified capacity of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.
[End of Article V]

ARTICLE VI
Shares and Their Transfer
     6.01 Certificates for Shares. Every owner of one or more shares of the company shall be entitled to a certificate or certificates, which shall be in such form as the board of directors shall prescribe, certifying the number and class of fully paid shares of the company owned by him. The certificates for the respective classes of such shares shall be numbered in the order in which they are issued and shall be signed in the name of the company by the chairman of the board or the president or any vice president, and the secretary or the treasurer (or any assistant secretary or any assistant treasurer). The seal of the company, if any, may be affixed thereto. A record shall be kept of the name of the owner or owners of the shares represented by each such certificate and the number of shares represented thereby, the date thereof, and in case of cancellation, the date of cancellation. Every certificate surrendered to the company for exchange or transfer shall be cancelled and no new certificate or certificates shall be issued in exchange for any existing certificates until such existing certificates shall have been so cancelled, except in cases provided for in Section 6.03.
     6.02 Regulations. The board of directors may adopt such rules and regulations as it may deem expedient, not inconsistent with these regulations, concerning the issue, transfer, and registration of certificates for shares. It may appoint one or more transfer agents or one or more registrars, or both, and may require all certificates for shares to bear the signatures of either or both.
     6.03 Lost, Destroyed, and Mutilated Certificates. If any certificate for shares becomes worn, defaced, or mutilated but is still substantially intact and recognizable, the directors, upon production and surrender thereof, shall order it cancelled and a new certificate issued in lieu of it. The holder of any shares shall immediately notify the company if a certificate therefor shall be lost, destroyed, or mutilated beyond recognition, and the company may issue a new certificate in the place of any certificate theretofore issued by it which is alleged to have been lost or destroyed or mutilated beyond recognition. The board of directors may require the owner of the certificate which is alleged to have been lost, destroyed, or mutilated beyond recognition, or his legal representative, to give the company a bond with such surety or sureties, and in such penal sum, as it may direct, to indemnify the company and its directors and officers against any claim that may be made against it or any of them on account of the issuance of such new certificate in place of the allegedly lost, destroyed, or mutilated certificate. The board of directors may, however, refuse to issue any such new certificate except pursuant to legal proceedings under the laws of Ohio.
     6.04 Transfer of Shares; Restrictions on Transfer. Transfers of shares in the company shall be made only on the books of the company by the registered holder thereof, his legal guardian, executor, or administrator, or by his attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the company or with a transfer agent appointed by

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the board of directors, and on surrender of the certificate or certificates for such shares. The person in whose name shares stand on the books of the company shall, to the full extent permitted by law, be deemed the owner thereof for all purposes as regards the company.
     No restriction on the right to transfer shares of the company and no reservation of a lien thereon shall be effective against a transferee of such shares unless there is set forth on the face or back of each certificate for such shares the statement or statements required by the Ohio General Corporation Law or any other applicable law.
[End of Article VI]

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ARTICLE VII
Miscellaneous
     7.01 Corporate Seal. The board of directors may adopt and alter a corporate seal, and use the same or a facsimile thereof, but failure to affix or refer to the corporate seal, if any, shall not affect the validity of any instrument.
     7.02 Examination of Books by Shareholders. The board of directors may make reasonable rules and regulations prescribing under what conditions the books, records, account. and documents of the company, or any of them, shall be open to the inspection of the shareholders. No shareholder shall be denied any right which is conferred by the Ohio General Corporation Law or any other Ohio law to inspect any book, record, account, or document of the company.
     7.03 Dividends. Subject to the articles, these regulations, and to the extent and as permitted by the Ohio General Corporation Law, the board of directors may declare dividends on the shares of the company whenever and in such amounts, if any, as the articles may provide, or as, in the opinion of the board of directors, the condition of the affairs of the company renders advisable. Unless otherwise required by the articles with respect to shares of any class or series, the declaration of dividends, if any, shall be wholly within the discretion of the board of directors, irrespective of the amount of surplus or capital surplus available for such purpose.
     7.04 Amendment of Regulations. These regulations may be amended, repealed, or superseded by a new code of regulations (a) at any annual or special meeting of the shareholders by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal, or (b) without a meeting of the shareholders, by the written consent of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal. If any such amendment or new code of regulations is adopted without a meeting of the shareholders, the secretary shall mail a copy of the amendment or new code of regulations to each shareholder who would have been entitled to vote thereon, but who did not participate in the adoption thereof.
     7.05 Definitions. As used herein, and as of any point in time, “articles” shall mean the articles of incorporation of the company as then in effect and as the same may thereafter be amended from time to time; “regulations” shall mean this code of regulations as then in effect and as the same may thereafter be amended from time to time; the “Ohio General Corporation Law” shall mean Sections 1701.01 through 1701.99, inclusive, of the Ohio Revised Code, or any subsequent statue of like tenor or effect, as then in effect and as the same may thereafter be amended from time to time; and references to any section or subsection of the Ohio General Corporation Law shall include any subsequent amendment (including any renumbering) to such section or subsection or other amendment to the Ohio General Corporation Law dealing with the same subject matter as such section or subsection.

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     7.06 Close Corporation Agreement. Any provision of this Code of Regulations which at any time conflicts with the provision of any agreement which is a close corporation agreement, within the meaning of Section 1701.01(X), Ohio Revised Code, that is in effect with respect to this Corporation at such time shall be deemed superseded by that provision of the close corporation agreement, and in the event of any such conflict, this Code of Regulations and the close corporation agreement shall be construed to give effect to the provisions of the close corporation agreement to the extent not inconsistent with Section 1701.591, Ohio Revised Code.
     7.07 Construction of Regulations. In the event these regulations contain any terms or provisions that are inconsistent or in conflict with any of the terms or provisions of the articles, such terms and provisions of the articles shall control and supersede such conflicting or inconsistent terms and provisions of these regulations, but such conflict or inconsistency shall not impair, nullify or otherwise affect the remaining terms and provisions of these regulations which shall remain in full force and effect. The captions at the beginning of the several Articles and sections of these regulations are not part of the context hereof, but are merely labels to assist in locating and reading those Articles and sections hereof; such captions shall be ignored in construing these regulations.
[End of Article VII]
[End of Code of Regulations]

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